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                                                                     Exhibit 5.1

                        Legal Opinion of Seyfarth Shaw
                        ------------------------------



                                (312) 346-8000

                                 June 7, 2001

The Board of Directors
Click Commerce, Inc.
200 East Randolph Drive, Suite 4900
Chicago, Illinois  60601

          Re: Registration Statement on Form S-8; 482,855 shares of Common Stock to be Issued Pursuant to the John T. Garber II Stock Option Agreement

Gentlemen:

          We have acted as counsel for Click Commerce, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 482,855 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), which may be issued pursuant to the Click Commerce, Inc John T. Garber II Stock Option Agreement (the "Plan").

          We have examined the Certificate of Incorporation of the Company, as amended, the bylaws of the Company, as amended, certain resolutions of the Company's Board of Directors, a copy of the Plan and such other corporate records, certificates, documents and matters of law as we have deemed necessary to render this opinion. In such examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

          Based on the foregoing, we are of the opinion that (i) the issuance of the Common Stock has been duly authorized by the Company, and (ii) that when issued in accordance with the terms of the Plan, the shares of Common Stock will be validly issued, fully paid and non-assessable.

          We are members of the bar of the State of Illinois and we express no opinions as to laws other than applicable federal law and the laws of the State of Illinois and the corporate law of the State of Delaware.

          We hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                                     SEYFARTH SHAW
MEB/RFW